Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-280708) on Form S-8 of our report dated April 10, 2025, with respect to the consolidated financial statements of Auna S.A.

/s/ Emmerich, Córdova y Asociados S. Civil de R.L.

Lima, Peru
April 10, 2025